UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): December 19, 2014

SUPERIOR INDUSTRIES INTERNATIONAL, INC.
(Exact Name of Registrant as Specified in Its Charter)

California	1-6615	95-2594729
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
7800 Woodley Avenue Van Nuys, California	91406
(Address of Principal Executive Offices)	(Zip Code)
Registrant's Telephone Number, Including Area Code: (818) 781-4973
N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant’s Business and Operations

Item 1.01. Entry into a Material Definitive Agreement
As previously reported, on November 3, 2014, Superior Industries International, Inc. (“Superior”) entered into a commitment letter with J.P. Morgan Securities LLC (the “Lead Arranger”), JPMorgan Chase Bank, N.A. (“JPMCB”) and Wells Fargo Bank, National Association (together with JPMCB, the “Commitment Lenders”), pursuant to which, subject to the terms and conditions therein, the Lead Arranger agreed to structure and arrange a senior secured revolving credit facility in an initial aggregate principal amount of $100,000,000. On December 19, 2014, Superior entered into a senior secured credit agreement among Superior, the lenders from time to time a party thereto and JPMCB as Administrative Agent (the “Credit Agreement”).
The Credit Agreement consists of a senior secured revolving credit facility in an initial aggregate principal amount of $100,000,000 (the “Facility”). In addition, Superior is entitled to request, subject to certain terms and conditions and the agreement of the lenders, an increase in the aggregate revolving commitments under the Facility or to obtain incremental term loans in an aggregate amount not to exceed $50,000,000. Superior intends to use the proceeds of the Facility to finance the working capital needs, and for the general corporate purposes, of Superior and its subsidiaries.
The Credit Agreement expires on December 19, 2019 and borrowings under the Facility accrue interest at (i) a London interbank offered rate plus a margin of between 0.75% and 1.25% based on the total leverage ratio of Superior and its subsidiaries on a consolidated basis, (ii) a rate based on JPMCB’s prime rate plus a margin of between 0.00% and 0.25% based on the total leverage ratio of Superior and its subsidiaries on a consolidated basis or (iii) a combination thereof.
All amounts under the Facility, and if applicable under hedging and banking services arrangements (and all obligations under the guarantees), are guaranteed by certain of the U.S. subsidiaries of Superior (subject to certain limitations) and are generally secured by a first priority security interest in and lien on the personal property of Superior and the U.S. guarantors and a pledge of and first perfected security interest in the equity interests of Superior’s existing and future U.S. subsidiaries and 65% of the equity interests in certain non-U.S. direct material subsidiaries of Superior and the U.S. guarantors under the Facility.
The Credit Agreement contains customary default provisions, representations and warranties and restrictive covenants. The Credit Agreement also contains a provision permitting the lenders to accelerate the repayment of all loans outstanding under the Facility during an event of default.
The description of the Credit Agreement set forth above is not complete and is qualified in its entirety by reference to the Credit Agreement filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

Section 2 - Financial Information
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of the Registrant.
The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Section 7 - Regulation FD
Item 7.01. Regulation FD Disclosure.
On December 22, 2014, Superior issued a press release announcing the signing of the Credit Agreement, which is attached as Exhibit 99.1 hereto.
The information contained in this Item 7.01 and Exhibit 99.1 hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by reference in such a filing.

Item 9.01 Financial Statements and Exhibits
(c) Exhibits:

Exhibit Number	Exhibit Description

10.1
Credit Agreement, dated as of December 19, 2014, by and among Superior Industries International, Inc., the lenders from time to time a party thereto and JPMorgan Chase Bank, N.A. as Administrative Agent.

99.1	Press Release dated December 22, 2014.

INDEX TO EXHIBITS

Exhibit Number	Exhibit Description

10.1
Credit Agreement, dated as of December 19, 2014, by and among Superior Industries International, Inc., the lenders from time to time a party thereto and JPMorgan Chase Bank, N.A. as Administrative Agent.

99.1	Press Release dated December 22, 2014.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUPERIOR INDUSTRIES INTERNATIONAL, INC.
(Registrant)

Date: December 22, 2014	/s/ Kerry A. Shiba
Kerry A. Shiba
Executive Vice President and Chief Financial Officer